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                                                               EXHIBIT 23.2

                Consent of Independent Public Accountants


To Thermo Ecotek Corporation

        As independent public accountants, we hereby consent to the use of our reports dated November 8, 1999, (except with respect to the matters discussed in Note 18, as to which the date is January 31, 2000) included or incorporated by reference in Thermo Ecotek Corporation's Annual Report on Form 10-K for the year ended October 2, 1999 in this Registration Statement and related Prospectus of Thermo Electron Corporation on Form S-4, and to all references to our Firm included in this Registration Statement and related Prospectus.

                                         /s/ Arthur Andersen LLP

                                         Arthur Andersen LLP

Boston, Massachusetts
July 6, 2000